BAKER & DANIELS
                          600 East 96th Street, Suite 600
                            Indianapolis, Indiana 46240
                                   (317) 569-9600
                                 FAX (317) 469-4800
                                www.bakerdaniels.com

                                                                    EXHIBIT 8


September 27, 2004




American General Finance Corporation
601 N.W. Second Street
Evansville, Indiana  47708

              Re:  Medium-Term Notes, Series I,
                   Due Nine Months or More from Date of Issue,
                   Protected Average Return Notes Linked to the
                   S&P 500(r) Index due August 31, 2011

Ladies and Gentlemen:

              We have acted as United States tax counsel for American General Finance Corporation, an Indiana corporation (the "Company"), in connection with the issuance and sale by the Company of $6,886,000 aggregate principal amount of the Company's Medium-Term Notes, Series I, Protected Average Return Notes Linked to the S&P 500(r) Index due August 31, 2011 (the "Notes"), pursuant to:

              (a) the Company's Registration Statement on Form S-3, Registration No. 333-110318 (the "Registration Statement"), and the Prospectus constituting a part thereof, dated December 3, 2003, relating to the issuance from time to time of up to $7,500,000,000 aggregate principal amount of debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933 (the "1933 Act");

              (b) the Prospectus Supplement, dated March 26, 2004, to the above-mentioned Prospectus (the "Prospectus Supplement") relating to the Company's Medium-Term Notes, Series I, due nine months or more from date of issue, and filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 promulgated under the 1933 Act; and

              (c)  the Pricing Supplement No. 3, dated September 20, 2004, to

                                    EXHIBIT 8

American General Finance Corporation                        September 27, 2004

       the above-mentioned Prospectus and Prospectus Supplement relating to the Notes and filed with the Commission pursuant to Rule 424 promulgated under the 1933 Act (the above-mentioned Prospectus, the Prospectus Supplement and the Pricing Supplement No. 3 dated September 20, 2004, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, being hereinafter collectively referred to as the "Prospectus").

              You have requested our opinion regarding certain United States federal income tax matters in connection with the offering of the Notes. The terms of the Notes are described in the Prospectus.

              In rendering the opinion set forth herein, we have assumed that the calculation of the comparable yield, the projected supplemental redemption amount and the information contained under the sub-caption "Projected Payment Schedule," each as set forth in the Prospectus under the caption "SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS," are accurate and complete in all material respects, and we have not independently verified the accuracy or completeness of such calculation, amount or information.

              Subject to the foregoing assumptions, we are of the opinion that the information set forth in the Prospectus under the captions "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" and "SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" is an accurate summary of the United States Federal income tax consequences purported to be described therein, all based on laws, regulations, rulings and decisions in effect on the date hereof.

              We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Yours very truly,


                                         /s/ BAKER & DANIELS




INIMAN1 753814V2